UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2013

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8266	22-18314-09
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P.O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (609) 799-0071

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On March 13, 2013, Dataram Corporation (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the New Jersey Secretary of State in order to effect a 6-for-1 reverse stock split. The Certificate of Amendment will be effective on March 14, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held a Special Meeting of Shareholders on March 13, 2013.  Set forth below are the final results for the proposal submitted to shareholder vote.

Proposal No. 1 – Votes cast to authorize the Board of Directors to use its discretionary authority to affect a reverse stock split,  of not less than 1–for-3 and not more than 1-for-6 to the common stock, $1.00 par value, of the Corporation, was approved as follows:

For	Against	Abstain
7,277,866	1,324,620	41,786

Item 8.01. Other Events.

On March 13, 2013, at a Special Meeting of Stockholders, the Company’s stockholders approved a proposal that authorized the Company’s Board of Directors, in its discretion, to effect a reverse stock split by a ratio of not less than 1-for-3 and not more than 1-for-6 of the Company’s outstanding Common Stock, par value $1.00 per share (“Common Stock”). The Company’s Board of Directors approved the implementation of a reverse stock split at a ratio of 1-for-6 (the “Reverse Stock Split”). As of the effective date of the Reverse Stock Split, every six shares of “old” Common Stock will be converted into one “new” share of Common Stock. Following the Reverse Stock Split, the “new” shares of Common Stock and that trading in the Common Stock on the NASDAQ Capital Market on a split adjusted basis would begin at the opening of trading on March 18, 2013 with the symbol of DRAM.

As a result of the Reverse Stock Split, holders of certificates representing shares of “old” Common Stock prior to the effective date have the right to receive, upon surrender of those certificates, “new” shares of Common Stock at the ratio of one share of “new” Common Stock for every six shares of “old” Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, holders of “old” shares of Common Stock who otherwise would have received fractional shares will receive the number of shares rounded up to the next whole number.

Existing stockholders holding Common Stock certificates will receive a Letter of Transmittal from the Company’s transfer agent, American Stock Transfer and Trust Company with specific instructions regarding the exchange of shares. Additional information regarding the effects of the Reverse Stock Split may be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date
March 15, 2013
/s/ MARC P. PALKER
(Signature)
Marc P. Palker
Chief Financial Officer